UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-16731	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, TherapeuticsMD, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted to approve the Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated 2012 SOP”). The Amended and Restated 2012 SOP was approved by the Board of Directors of the Company on June 10, 2013, subject to stockholder approval.

Descriptions of the material terms and conditions of the Amended and Restated 2012 SOP are set forth in the Company’s 2013 Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on July 12, 2013 (the “2013 Proxy Statement”), under “Proposal Two. Approval and Adoption of the TherapeuticsMD, Inc. Amended and Restated 2012 Stock Incentive Plan.” A copy of the Amended and Restated 2012 SOP is attached as Exhibit 10.34 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On August 22, 2013, the Company held the Annual Meeting to consider and vote upon the following proposals: (1) to elect nine directors, each to serve for a one-year term expiring in 2014; (2) to approve the Amended and Restated 2012 Stock Incentive Plan; (3) to provide a non-binding advisory vote on the compensation of the Company’s named executive officers for fiscal 2012; (4) to provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers; and (5) to ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2013.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting.  For more information on the following proposals, see the 2013 Proxy Statement.

Proposal 1:                      To elect nine directors, each to serve for a one-year term expiring in 2014.

Nominee	For	Against	Abstain	Broker Non-Votes
Tommy G. Thompson	108,673,908	-0-	29,125	-0-
Robert G. Finizio	108,702,033	-0-	1,000	-0-
John C.K. Milligan, IV	106,811,449	-0-	1,891,584	-0-
Brian Bernick, M.D.	106,812,449	-0-	1,890,584	-0-
Cooper C. Collins	105,641,249	-0-	3,061,784	-0-
Samuel A. Greco	108,703,026	-0-	7	-0-
Robert V. LaPenta, Jr.	108,660,011	-0-	43,022	-0-
Jules A. Musing	108,703,026	-0-	7	-0-
Nicholas Segal	106,240,755	-0-	2,462,278	-0-

Proposal 2:                      To approve the Amended and Restated 2012 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
88,019,127	20,676,531	7,375	4,668,732

Proposal 3:                      To provide a non-binding advisory vote on the compensation of the Company’s named executive officers for fiscal 2012.

For	Against	Abstain	Broker Non-Votes
106,551,791	2,146,214	5,028	4,688,732

Proposal 4:                      To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
107,907,503	774,805	3,200	17,525	-0-

Proposal 5:                      To ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
113,371,161	304	300	-0-

Each of the director nominees and proposals received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.  In addition, based upon these results, the Company’s Board of Directors has determined to hold the non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	10.34	Amended and Restated 2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date: August 22, 2013	By:	/s/Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.34	Amended and Restated 2012 Stock Incentive Plan.